UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission file no. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 10, 2020, the Board of Directors of Lannett Company, Inc. (the “Company”) authorized a restructuring and cost savings plan (the “2020 Restructuring Plan”). The purpose of the 2020 Restructuring Plan is to enhance manufacturing efficiencies, streamline operations and reduce the Company’s cost structure, and is being implemented, in part, as a result of previously anticipated near-term competition and pricing pressure with respect to certain key products, including generic Fluphenazine, currently the Company’s largest revenue product and one that has higher than average gross margins. The 2020 Restructuring Plan will include the consolidation of the Company’s research and development (R&D) function into a single location in Philadelphia, PA, lowering operating costs and reducing the workforce by approximately 80 positions, equal to approximately 8.5% of the Company’s total number of employees. The 2020 Restructuring Plan (the workforce reduction) was initiated on July 13, 2020.

The Company estimates that it will incur approximately $4.0 million in severance-related costs, primarily in the first quarter of Fiscal 2021, in connection with the 2020 Restructuring Plan. The Company expects the 2020 Restructuring Plan to result in annual cost savings in excess of $15.0 million.

This Item 2.05 contains forward-looking statements, including information regarding the 2020 Restructuring Plan.  These forward-looking statements are based on the Company’s current expectations and’ inherently involve significant risks and uncertainties.  The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties.  A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with Securities and Exchange Commission (“Commission”) on August 28, 2019, and the Company’s subsequent current and periodic reports filed with the Commission.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in expectations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            Departure of Principal Accounting Officer

As a result of the 2020 Restructuring Plan, the employment of G. Michael Landis, the Senior Director of Finance and Treasurer of the Company and the Company’s principal accounting officer was terminated effective July 13, 2020.

(c)            Appointment of Principal Accounting Officer

The Board of Directors of the Company appointed John Kozlowski the Company’s principal accounting officer effective July 13, 2020. Mr. Kozlowski, 48, is the Vice President of Finance and Chief Financial Officer of the Company. Mr. Kozlowski joined the Company in 2009, was promoted in 2010 to Corporate Controller, was promoted in 2016 to Vice President Financial Operations & Corporate Controller, was promoted to Chief Operating Officer in 2017, was promoted to Chief of Staff and Strategy Officer in 2018 and in 2019 was promoted to Vice President of Finance and Chief Financial Officer.  Prior to joining the Company, Mr. Kozlowski served in senior finance and accounting roles for Optium Corporation and Finisar Australia.  He earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

There is no arrangement or understanding between Mr. Kozlowski and any other persons pursuant to which Mr. Kozlowski was appointed as principal accounting officer of the Company. There are no family relationships between Mr. Kozlowski and any director or executive officer of the Company, and there are no transactions between Mr. Kozlowski and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.:	Description:

99.1	Press Release issued by Lannett Company, Inc. dated July 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: July 14, 2020

EXHIBIT INDEX

Exhibit No.:	Description:

99.1	Press Release issued by Lannett Company, Inc. dated July 13, 2020

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